GUARANTEE


                                     As of June 21, 1996


K-H Corporation
672 Delaware Avenue
Buffalo, New York  14209

            Re:   Fruehauf Trailer Corporation, a
Delaware corporation ("Debtor")

Gentlemen:

      K-H Corporation (together with its successors and assigns, the "Guaranteed Party") and Debtor have entered into certain financing arrangements pursuant to which Guaranteed Party has made a term loan to Debtor as set forth in that certain Subordinated Revolving Note dated as of June 21, 1996, by and between Debtor and Guaranteed
Party (the "Subordinated Revolving Note"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Subordinated Revolving Note, as the same have been and may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Revolving
Loan Documents"). Unless otherwise defined, all capitalized terms are used in this Guarantee as they are defined in the Subordinated Revolving Note.

      Due to the close business and financial
relationships between Debtor and each and all of the undersigned (individually and collectively,
"Guarantors"), in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Guaranteed Party entering into the Subordinated Revolving Note, each of Guarantors hereby jointly and severally agrees in favor of Guaranteed Party as follows:

1.  Guarantee.

      (a)   Each of Guarantors absolutely and
unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed
Obligations"): (A) all obligations, liabilities and indebtedness of any kind, nature and description of Debtor to Guaranteed Party and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Revolving Loan Documents, whether arising before, during or after the term of the Subordinated Revolving
Note or after the commencement of any case with respect to Debtor under Title 11 of the United States Bankruptcy
Code, as amended from time to time, and any successor statute (the "Bankruptcy Code") or any similar statute
(including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Debtor or its successors to Guaranteed Party arising after the commencement of such case in connection with the Subordinated Revolving
Note and the other Revolving Loan Documents), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Guaranteed Party and (B) all expenses
(including, without limitation, attorneys' fees and legal expenses) incurred by Guaranteed Party in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Debtor's obligations, liabilities and indebtedness arising under the Revolving Loan Documents, the rights of Guaranteed Party in any collateral or under this Guarantee and all other Revolving Loan
Documents, whether such expenses are incurred before, during or after the term of the Subordinated Revolving
Note or after the commencement of any case with respect to Debtor or any of Guarantors under the Bankruptcy Code or any similar statute.

      (b) This Guarantee is a guaranty of payment and not of collection. Each of Guarantors agrees that Guaranteed Party need not attempt to collect any Guaranteed Obligations from Debtor, any one of Guarantors or any other Obligor (as hereinafter defined) or to realize upon any collateral, but may require any one of Guarantors to make immediate payment of all of the Guaranteed Obligations to Guaranteed Party when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Guaranteed Party may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part
(including attorneys' fees and legal expenses incurred by Guaranteed Party with respect thereto or otherwise chargeable to Debtor or Guarantors) and in such order as Guaranteed Party may elect.

      (c)   Payment by Guarantors shall be made to
Guaranteed Party at the office of Guaranteed Party from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Guaranteed Party on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against any of Guarantors either in the same action in which Debtor or any of the other Guarantors or any other
Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any of Guarantors, each of Guarantors agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Guaranteed Party to any of Guarantors.

      2.    Waivers and Consents.

      (a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Debtor and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Debtor or any of Guarantors are entitled are hereby waived by each of Guarantors. Each of Guarantors also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Subordinated Revolving Note and any of the other
Revolving Loan Documents, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed
Obligations or any collateral, and the guarantee made herein shall apply to the Subordinated Revolving Note and the other Revolving Loan Documents and the Guaranteed
Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased,
(ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Guaranteed Party for the obligations of Debtor or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed
Obligations (individually, an "Obligor" and collectively, the "Obligors"), including, without limitation, the surrender or release by Guaranteed Party of any one of Guarantors hereunder, (A) the exercise of, or refraining from the exercise of any rights against Debtor, any of Guarantors or any other Obligor or any collateral, (B) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed
Obligations and (C) any financing by Guaranteed Party of Debtor under Section 364 of the Bankruptcy Code or consent to the use of cash collateral by Guaranteed Party under Section 363 of the Bankruptcy Code. Each of
Guarantors agrees that the amount of the Guaranteed
Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

      (b)   No invalidity, irregularity or
unenforceability of all or any part of the Guaranteed
Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Debtor in respect of any of the Guaranteed Obligations, or any one of Guarantors in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Guaranteed Party to perfect or continue perfection of any lien or security interest in any collateral or any delay by Guaranteed Party in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Debtor under the Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if Debtor's liability for such amounts does not, or ceases to, exist by operation of law.

      (c) Each of Guarantors hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Debtor, any collateral for the Guaranteed
Obligations or other assets of Debtor or any other
Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Guaranteed Party by each of Guarantors hereunder and each of Guarantors hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Debtor or any other
Obligor upon the Guaranteed Obligations or realized from their property.

      3.    Subordination.  The rights of any Guaranteed
Party under this Guarantee are and shall at all times be subordinated in accordance with the terms of any subordination agreement executed in connection with the Subordinated Revolving Note. In addition, payment of all amounts now or hereafter owed to any or all Guarantors by Debtor or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Guaranteed Party of the Guaranteed
Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Guaranteed
Party as security for the Guaranteed Obligations.

      4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Revolving Loan Documents, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Debtor or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Subordinated Revolving Note.

      5. Account Stated. The books and records of Guaranteed Party showing the account between Guaranteed
Party and Debtor shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth.

      6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed
Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Each of Guarantors shall continue to be liable hereunder until one of Guaranteed Party's officers actually receives a written termination notice from a Guarantor sent to Guaranteed Party at is address set forth above by certified mail, return receipt requested and thereafter as set forth below. Such notice received by Guaranteed
Party from any one of Guarantors shall not constitute a revocation or termination of this Guarantee as to any of the other Guarantors. Revocation or termination hereof by any of Guarantors shall not affect, in any manner, the rights of Guaranteed Party or any obligations or duties of any of Guarantors (including the Guarantor which may have sent such notice) under this Guarantee with respect to (i) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Guaranteed Party of such written notice of revocation or termination as provided herein, including, without limitation, (A) all amendments, extensions, renewals and modifications of such Guaranteed Obligations
(whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (B) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys' fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Debtor, Guarantors or any other Obligor (whether or not suit be brought), or
(ii) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Guaranteed Party of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Guaranteed Party prior to receipt of such notice. The sole effect of such revocation or termination by any of Guarantors shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Guaranteed Party of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Revolving
Loan Documents shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

      7.    Reinstatement.  If after receipt of any
payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Guaranteed
Party is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Guaranteed Party. Each of Guarantors shall be liable to pay to Guaranteed Party, and does indemnify and hold Guaranteed Party harmless for the amount of any payments or proceeds surrendered or returned. This
Section 7 shall remain effective notwithstanding any contrary action which may be taken by Guaranteed Party in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guarantee.

      8.    Amendments and Waivers.  Neither this
Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Guaranteed Party. Guaranteed Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall in writing and signed by an authorized officer of Guaranteed Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Guaranteed Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Guaranteed Party would otherwise have on any future occasion, whether similar in kind or otherwise.

      9.    Corporate Existence, Power and Authority.
Each Guarantor represents and warrants that it is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any of Guarantors or the rights of Guaranteed Party hereunder or under any of the other
Revolving Loan Documents. Each Guarantor represents and warrants that the execution, delivery and performance of this Guarantee is within the corporate powers of each of Guarantors, have been duly authorized and is not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of each of Guarantors, or any indenture, agreement or undertaking to which any of Guarantors is a party or by which any of Guarantors or its property are bound. Each Guarantor represents and warrants that this Guarantee constitutes the legal, valid and binding obligation of each of Guarantors enforceable in accordance with its terms. Each Guarantor signing this Guarantee shall be bound hereby whether or not any of the other Guarantors or any other person signs this Guarantee at any time.

      10.   Governing Law; Choice of Forum; Service of
Process; Jury Trial Waiver;
            Certain Waivers; Release.

      (a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any of Guarantors and Guaranteed
Party, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York.

      (b)   Each of Guarantors hereby irrevocably
consents and submits to the non-exclusive jurisdiction of the courts of the State of New York and the United
States District Court for the Southern District of New
York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other
Revolving Loan Documents or in any way connected with or related or incidental to the dealings of any of Guarantors and Guaranteed Party in respect of this Guarantee or any of the other Revolving Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any of Guarantors or Debtor and Guaranteed Party or the conduct of any such persons in connection with this Guarantee, the other Revolving Loan Documents or otherwise shall be heard only in the courts described above (except that Guaranteed Party shall have the right to bring any action or proceeding against any of Guarantors or its property in the courts of any other jurisdiction which Guaranteed Party deems necessary or appropriate in order to realize on collateral at any time granted by Debtor or any of Guarantors to Guaranteed
Party or to otherwise enforce its rights against any of Guarantors or its property).

      (c) Each of Guarantors hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail
(return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Guaranteed Party's option, by service upon any of Guarantors in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, any of Guarantors so served shall appear in answer to such process, failing which such Guarantors shall be deemed in default and judgment may be entered by Guaranteed Party against Guarantors for the amount of the claim and other relief requested.

      (d)   EACH OF GUARANTORS HEREBY WAIVES ANY RIGHT TO
TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION (A) ARISING UNDER THIS GUARANTEE OR ANY OF THE
OTHER REVOLVING LOAN DOCUMENTS OR (B) IN ANY WAY
CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS
OF ANY OF GUARANTORS AND GUARANTEED PARTY IN RESPECT OF
THIS GUARANTEE OR ANY OF THE OTHER REVOLVING LOAN
DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO
IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING,
AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH
OF GUARANTORS HEREBY AGREES AND CONSENTS THAT ANY SUCH
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED
BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF GUARANTORS
OR GUARANTEED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A
COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE
OF THE CONSENT OF GUARANTORS AND GUARANTEED PARTY TO THE
WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (e) Guaranteed Party shall not have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Guaranteed Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Guaranteed Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Subordinated Revolving Note and the other
Revolving Loan Documents.

      (f)   Each Guarantor for itself and any successor
(including any trustee or debtor in possession in a case under the Bankruptcy Code, hereby knowingly, voluntarily, intentionally and irrevocably waives (to the extent permitted by applicable law) any right which it may have upon the commencement of a case under the Bankruptcy Code to (a) seek enforcement of the automatic stay provided under Section 362 of the Bankruptcy
Code to prohibit Guaranteed Party from exercising such remedies as it may deem appropriate under the Revolving
Loan Documents in respect of the Collateral (as defined in the Subordinated Revolving Note), (b) oppose any motion or application brought by Guaranteed Party seeking relief from the automatic stay provided under Section 362 of the Bankruptcy Code in respect of all or any portion of the Collateral, (c) file any motion or application seeking to obtain credit pursuant to Section 364(d) of the Bankruptcy Code or (d) object to or otherwise seek to disallow or subordinate any of the Loan Obligations (as defined in the Subordinated Revolving Note).

      (g) Although the Guarantors do not believe that they have any claims against Guaranteed Party, they are willing to provide Guaranteed Party with a general and total release of all such claims in consideration of the extensions and other benefits which Debtor and the Guarantors will receive pursuant to the Subordinated Revolving Note and the other Revolving Loan
Documents. Accordingly, each Guarantor, for itself, each of its subsidiaries and any successor (including any trustee or debtor in possession in a case under the Code) of such Guarantor or such subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Guaranteed Party and officers, directors, agents and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such or any of its subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Guarantee.

      11. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Guaranteed
Party at its address set forth above and to each of Guarantors at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery;
if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      13. Successors and Assigns. This Guarantee shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Guaranteed Party and its successors, endorsees, transferees and assigns and the successors and assigns of any party holding any interest in the Subordinated
Revolving Note. The liquidation, dissolution or termination of any of Guarantors shall not terminate this Guarantee as to such entity or as to any of the other
Guarantors.

      14.   Construction.  All references to the term
"Guarantors" wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in its capacity as debtor or debtor-in-possession under the Bankruptcy Code). All references to the term "Guaranteed
Party" wherever used herein shall mean Guaranteed Party and its successors and assigns and all references to the term "Debtor" wherever used herein shall mean Debtor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Debtor or any of its assets or Debtor in its capacity as debtor or debtor-in-possession under the Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

                 [Next page is signature page.]

      IN WITNESS WHEREOF, each of Guarantors has executed and delivered this Guarantee as of the day and year first above written.


                         FGR, Inc.,  f.k.a. Decatur
       FGR, Inc., f.k.a. Decatur  Aluminum
               Company, Inc.

               By:/s/ Timothy J. Wiggins
                  ----------------------

               Title: Executive Vice President and
                      Chief Financial Officer

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204


               GUARANTOR

               Fruehauf Corporation

               By:/s/ Timothy J. Wiggins
                  -----------------------------
               Title: Executive Vice President
                     --------------------------

               CHIEF EXECUTIVE OFFICE:

               1105 North Market Street, Suite 1300
               P.O. Box 8985
               Wilmington, Delaware  19899


               GUARANTOR

               Maryland Shipbuilding & Drydock Company

               By:/s/ Gary K. Lorenz
                  --------------------------
               Title: President
                     -----------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204


               GUARANTOR

               The Mercer Co.

               By:/s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                     -------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204


               GUARANTOR

               Fruehauf International Limited

               By: /s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                      ------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204



               GUARANTOR

               Deutsche-Fruehauf Holding Corporation

               By:/s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                      ------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204


               GUARANTOR

               Jacksonville Shipyards, Inc.

               By:/s/ Gary K. Lorenz
                  ------------------------
               Title: President
                      --------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204



               GUARANTOR

               M.J. Holdings, Inc.

               By:/s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                      ------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204



               GUARANTOR

               Fruehauf Holdings Corp.

               By:/s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                      ------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204

               GUARANTOR

               E.L. Devices, Inc.

               By:/s/ Timothy J. Wiggins
                  ----------------------------
               Title: Executive Vice President
                      ------------------------

               CHIEF EXECUTIVE OFFICE:

               111 Monument Circle, Suite 3200
               Indianapolis, Indiana 46204